Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Current Report on Form 8-K to which this information is attached as an exhibit.

Dave is providing the following unaudited pro forma condensed combined financial information following consummation of the Business Combination in compliance with Item 9.01(b) of Form 8-K to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of VPCC and Dave adjusted to give effect to the Business Combination and related Transactions.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Dave has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. Defined terms included below have the same meaning as terms defined and included in the Current Report on Form 8-K to which this information is attached as an exhibit.

The historical financial information of VPCC was derived from the unaudited condensed financial statements of VPCC as of September 30, 2021 and the period from January 14, 2021 (Inception) through September 30, 2021, incorporated by reference into this Form 8-K from the Proxy Statement/Prospectus. The historical financial information of Legacy Dave was derived from the unaudited condensed consolidated financial statements of Legacy Dave as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, and from the audited consolidated financial statements of Legacy Dave as of December 31, 2020 and for the years ended December 31, 2020 and 2019, incorporated by reference into this Form 8-K from the Proxy Statement/Prospectus. This information should be read together with VPCC’s and Legacy Dave’s unaudited condensed financial statements and audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of VPCC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Dave” and other financial information incorporated by reference into this Form 8-K from the Proxy Statement/Prospectus, as well as the risk factors set forth under the section titled “Risk Factors” incorporated by reference into this Form 8-K from the Proxy Statement/Prospectus.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VPCC will be treated as the “accounting acquiree” and Legacy Dave as the “accounting acquirer” for financial reporting purposes. Legacy Dave was determined to be the accounting acquirer primarily based on evaluation of the following facts and circumstances that were in place when the Business Combination became effective:

•

Existing Legacy Dave Stockholders collectively own a majority of the outstanding shares of the Company immediately following the Closing (92.1% after redemptions of the public stockholders of VPCC) and hold a majority of the voting power immediately following the Closing (96.4% after redemptions of the public stockholders of VPCC);

•

by virtue of such voting interest upon the Closing, existing Legacy Dave Stockholders have the ability to control decisions regarding the election and removal of directors and officers of the Company following the Closing;

•	Dave’s senior management will be the senior management of the Company.

Additionally, Legacy Dave’s business comprise the ongoing operations of the Company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Dave issuing shares for the net assets of VPCC, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Dave will become the historical financial statements of the Company, and VPCC’s assets and liabilities will be consolidated with Legacy Dave beginning on the Closing Date.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination and related Transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination and related Transactions as if they had occurred on January 1, 2020. Legacy Dave and VPCC have not had any historical relationship prior to the Business Combination. Affiliates of VPCC are lenders to Legacy Dave, however, there is no effect on the pro forma adjustments. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related Transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The Company will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC-reporting public company.

The Business Combination and Related Transactions

The aggregate merger consideration for the Business Combination was $3.5 billion, payable in the form of shares of Dave Common Stock valued at $10.00 per share. As part of the recapitalization, the Founder Holders forfeited an aggregate of 951,622 shares of VPCC’s Class B common stock and subjected 1,586,037 shares of Dave Class A Common Stock (the “Founder Holder Earnout Shares”) received upon conversion of an equal number of shares of VPCC’s Class B common stock to forfeiture subject to certain market vesting conditions in two tranches. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Founder Holder Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

The Founder Holder Earnout Shares are triggered by the below events beginning on the Closing Date and ending on and including the date of the five (5) year anniversary of the Closing:

•

Sixty percent (60%) of the Founder Holder Earnout Shares (951,622 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event I, which is defined as the first date on which the Common Share Price is equal to or greater than twelve dollars and fifty cents ($12.50) after the Closing Date, but within the Earnout Period (as defined in the Merger Agreement); provided, that

(i)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least twelve dollars and fifty cents ($12.50) to each share of Class A Common Stock (as agreed in good faith by the Sponsor and the Board), then Triggering Event I shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price (as defined in the Business Combination Agreement) threshold (i.e., twelve dollars and fifty cents ($12.50)) will, for all purposes of the Business Combination Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change; and

•

The remaining Founder Holder Earnout Shares (634,415 Founder Holder Earnout Shares) shall immediately become fully vested and no longer subject to forfeiture upon the occurrence of Triggering Event II, which is defined as the first date on which the Common Share Price is equal to or greater than fifteen dollars ($15.00) after the Closing Date, but within the Earnout Period; provided, that

(i)

in the event of a change of control pursuant to which Dave Stockholders receive, or have the right to receive, cash, securities or other property attributing a value of at least fifteen dollars ($15.00) to each share of Class A Common Stock (as agreed in good faith by Sponsor and the Board), then Triggering Event II shall be deemed to have occurred and;

(ii)

in the event that, and as often as, the number of outstanding shares of Class A Common Stock is changed by reason of any dividend, subdivision, reclassification, recapitalization, split, combination, exchange or any similar event, then the applicable Common Share Price threshold (i.e., fifteen dollars ($15.00)) will, for all purposes of the Business Combination Agreement (and the Founder Holder Agreement), in each case be equitably adjusted to reflect such change.

The Founder Holder Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Founder Holder Earnout Shares will be treated as a deemed dividend and since Legacy Dave does not have retained earnings, the issuance will be recorded within additional-paid-in-capital (“APIC”) and have a net nil impact on APIC. Dave determined the fair value of the Founder Holder Earnout Shares to be approximately $12.1 million based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Founder Holder Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

Concurrently with the execution of the Business Combination Agreement, VPCC, Legacy Dave and the Selling Holders entered into the Repurchase Agreement, pursuant to which, among other things, the Company agreed to repurchase a certain number of shares of Common Stock from the Selling Holders (including shares of Class V Common Stock issued to Mr. Wilk in connection with the Transactions), at a purchase price of $10.00 per share, on the business day immediately following the effective time of the Second Merger. The Repurchase was contingent on the amount of Available Cash being in excess of $300 million. If Available Cash exceeded $300 million, the number of shares of Common Stock subject to the Repurchase would be equal to the Aggregate Repurchase Price, divided by $10.00 (provided that in no event would the Aggregate Repurchase Price exceed $60 million). 80% of the number of shares of Common Stock subject to the Repurchase were to be allocated to Mr. Wilk, with Mr. Beilman allocated the remaining 20%. Mr. Wilk is one of Dave’s current directors and is the Chief Executive Officer of Dave, and, as mentioned above, Mr. Beilman is the Chief Financial Officer of Dave. The Transactions contemplated by the Business Combination Agreement, including the Mergers, constituted a Business Combination as contemplated by VPCC’s First Amended and Restated Certificate of Incorporation. The Mergers were consummated in accordance with the Business Combination Agreement and Delaware law. Since Available Cash did not exceed $300 million, there were no repurchases.

On March 3, 2021, Legacy Dave issued 8,458,481 stock options to Mr. Wilk. The stock options vest in seven tranches, each of which are vested by satisfying all three vesting conditions: (i) the occurrence of a Liquidity Event, which is defined as the first of (a) the shares of Legacy Dave becoming publicly traded on an internationally recognized stock exchange, which includes a merger resulting in the common stock of the surviving company registered under the Exchange Act or publicly traded on an internationally-recognized stock exchange or (b) a Corporate Transaction which is defined as a change in control, reorganization, merger or transfer of all Legacy Dave’s assets, (ii) the achievement of a specific stock price milestone and (iii) subject to the continuous employment by Mr. Wilk. The first tranche is one-third and the remaining six tranches are one-twelfth of the 8,458,481 shares. The stock options fair value on the grant date was approximately $10.5 million. Upon the Closing of the Business Combination, the Company recognized a cumulative charge to compensation expense and recognized the remaining compensation cost over the derived service period.

On August 17, 2021 Alameda Research, a PIPE Investor agreed to pre-fund its obligation under the original Subscription Agreement to subscribe for 1,500,000 shares of Class A Common Stock for $15.0 million of the aggregate PIPE subscription amount. On August 17, 2021, Legacy Dave issued a Promissory Note with a principal amount of $15.0 million to Alameda Research and amended the Subscription Agreement to satisfy Alameda Research’s obligation to pay the $15.0 million purchase price under the Alameda Subscription Agreement by way of a full discharge of Legacy Dave’s obligations to pay the principal under the Promissory Note. Upon the Closing of the Business Combination, the Promissory Note was automatically discharged upon the Company’s issuance of 1,500,000 shares of Class A Common Stock to Alameda Research.

On January 27, 2021, Legacy Dave issued warrants contemporaneously with a debt facility. The warrants vest and become exercisable based on Legacy Dave’s aggregated draw on the debt facility in incremental $10.0 million tranches and terminate upon the earliest to occur of (i) the fifth anniversary of the occurrence of a qualified financing event and (ii) the consummation of a liquidity event. Immediately prior to the close of the Business Combination, 1,664,394 of the vested warrants were exercised and net settled for 450,843 shares of Class A Common Stock of the Company after applying an exchange ratio of 1.354387513 upon closing. Legacy Dave and the warrant holders determined Dave would repurchase the exercised shares contingent on the amount of Available Cash being in excess of $300.0 million. Since Available Cash did not exceed $300.0 million, there were no repurchases.

The pro forma adjustments giving effect to the Business Combination and related Transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

•	the First Merger;

•	immediately following the consummation of the First Merger, the Second Merger;

•	the consummation of the Business Combination and reclassification of cash held in the Trust Account to cash and cash equivalents, net of redemptions (see below);

•	the consummation of the PIPE Investment;

•	the conversion of certain Legacy Dave liabilities to equity;

•	the conversion of the Series A, Series B-1 and Series B-2 Convertible Preferred Shares (“Legacy Dave Preferred Stock”) to permanent equity;

•	the exercise and net settlement of the Legacy Dave warrants issued in connection with the senior secured debt facility;

•	the accounting for transaction costs incurred by both VPCC and Legacy Dave;

•	the exercise of the Legacy Dave call options and derecognition of the related loans, related accrued interest receivable and derivative asset to stockholders;

•	the accounting for Mr. Wilk’s stock options which include vesting terms satisfied by the Business Combination; and

•	the discharge of Legacy Dave’s obligation to pay the Promissory Note in exchange for shares of the Company.

The unaudited pro forma condensed combined financial information also reflects the redemption into cash of VPCC’s common stock by public stockholders of VPCC who elected to exercise their redemption rights for a total of 22,417,767 shares and an aggregate payment of $224.2 million:

Legacy Dave stockholders held 342,649,141 of the Company Common Stock immediately after the Business Combination, which approximates a 92.1% ownership level. The following summarizes the pro forma common shares outstanding (excluding the potential dilutive effect of Dave Options, Dave Warrants and the Founder Holder Earnout Shares as further described in Note 4):

	Class A Shares	Class V Shares	%
Stockholders
Former Dave stockholders and preferred shareholders	294,198,502	48,450,639	92.1%
VPCC sponsor shares (1)	3,806,491	—	1.0%
Founder Holder Earnout Shares (2)	1,586,037	—	0.4%
VPCC public stockholders	2,959,065	—	0.8%
PIPE Investment	21,000,000	—	5.7%

Total shares of Dave common stock outstanding at closing of the Transaction	323,550,095	48,450,639	100.0%

(1)	Gives effect to the Founder Holders’ forfeiture of an aggregate of 951,622 shares of VPCC’s Class B common stock as the net redemption percentage exceeded 35% per the Business Combination Agreement.
(2)

Founder Holder Earnout Shares subject to market vesting conditions: (i) 951,622 Founder Holder Earnout Shares are vested upon Triggering Event I and (ii) 634,415 Founder Holder Earnout Shares are vested upon Triggering Event II.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of VPCC and Legacy Dave. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except share data)

	As of September 30, 2021				As of September 30, 2021
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$21,307	$120	253,782	3A	$216,973
			195,000	3D
			(29,041)	3H
			(224,195)	3B
Marketable securities	13,755	—			13,755
Member advances, net of allowance for unrecoverable advances	44,868	—			44,868
Prepaid income taxes	2,701	—			2,701
Deferred issuance costs	3,469		(3,469)	3H	—
Prepaid expenses and other current assets	3,478	—			3,478
Prepaid expenses	—	918			918

Total current assets	89,578	1,038	192,077		282,693
Property and equipment, net	636	—			636
Lease right-of-use assets	3,169	—			3,169
Intangible assets, net	6,504	—			6,504
Derivative asset on loans to stockholders	33,505	—	(33,505)	3K	—
Debt facility commitment fee, long-term	145				145
Restricted cash, net of current portion	319	—			319
Investments held in Trust Account	—	253,782	(253,782)	3A	—

Total assets	$133,856	$254,820	(95,210)		$293,466

Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$14,577	$—			$14,577
Accrued expenses	9,836	2,269			12,105
Lease liabilities, short-term	1,898				1,898
Legal settlement accrual	3,201				3,201
Note payable	14,608		(14,608)	3I	—
Other current liabilities	777	—			777

Total current liabilities	44,897	2,269	(14,608)		32,558
Lease liabilities, long-term	1,484	—			1,484
Long-term debt facility	30,000				30,000
Convertible debt, long-term	695	—	(695)	3E	—
Interest payable, convertible notes	22	—	(22)	3E	—
Warrant liability	3,586	21,811	(3,586)	3L	21,811
Other non-current liabilities	545	—			545
Deferred underwriting fee payable	—	8,882			8,882

Total liabilities	81,229	32,962	(18,911)		95,280

Commitments and contingencies (Note 11)
Convertible preferred stock
Series A convertible preferred stock, par value per share $0.000001	9,881	—	(9,881)	3F	$—
Series B-1 convertible preferred stock, par value per share $0.000001	49,675	—	(49,675)	3F	—
Series B-2 convertible preferred stock, par value per share $0.000001	12,617	—	(12,617)	3F	—
Class A common stock subject to possible redemption	—	253,766	(253,766)	3C	—

Total Convertible preferred stock	72,173	253,766	(325,939)		—
Stockholders’ deficit:
Common stock, par value per share $0.000001	0.1	—	—	3E	0.1
			—	3F
			—	3G
			—	3K
Preferred stock, $0.0001 par value	—	—			—
Class A common stock, $0.0001 par value	—	—	2	3C	2
			(2)	3B	(2)
Class B common stock, $0.0001 par value	—	1	(1)	3G	—
Class V common stock, $0.0001 par value			1	3G	1
Treasury stock	(5)	—			(5)
Additional paid-in capital	13,285	—	253,764	3C	228,672
			195,000	3D
			717	3E
			72,173	3F
			(31,909)	3G
			(21,678)	3H
			1,945	3J
			(15,121)	3K
			(33,505)	3K
			3,586	3L
			14,608	3I
			(224,193)	3B
Loans to stockholders	(15,121)	—	15,121	3K	—
Accumulated deficit	(17,705)	(31,909)	31,909	3G	(30,482)
			(10,832)	3H
			(1,945)	3J

Total stockholders’ deficit	(19,546)	(31,908)	249,640		198,186

Total liabilities, convertible preferred stock , and stockholders’ deficit	$133,856	$254,820	(95,210)		$293,466

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Nine Months Ended September 30, 2021	Period From January 14, 2021 (Inception) Through September 30, 2021			Nine Months Ended September 30, 2021
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating revenues:
Service based revenue, net	$104,142	$—			$104,142
Transaction based revenue, net	7,711	—			7,711

Total operating revenues, net	111,853	—	—		111,853

Operating expenses:
Provision for unrecoverable advances	21,693	—			21,693
Processing and servicing fees	16,920	—			16,920
Advertising and marketing	38,844	—			38,844
Compensation and benefits	34,685	—	1,725	3EE	36,410
Other operating expenses	31,987	—			31,987
Formation and operational costs	—	3,402			3,402

Total operating expenses	144,129	3,402	1,725		149,256

Other (income) expense:
Interest income	(610)	—	212	3GG	(4)
			394	3II
Interest expense	1,494	—	(9)	3BB	1,485
Legal settlement and litigation expenses	952	—			952
Other strategic financing and transactional expenses	253	—			253
Derivative asset on loans to stockholders	(33,043)	—	33,043	3FF	—
Changes in fair value of warrant liabiliy	3,480	3,820	(3,480)	3HH	3,820
Transaction costs allocated to warrant liabilities	—	600			600
Interest earned on marketable securities held in Trust Account	—	(16)	16	3AA	—

Total other (income) expenses, net	(27,474)	4,404	30,176		7,106

Net (loss) income before provision for income taxes	(4,802)	(7,806)	(31,901)		(44,509)
Income tax benefit	(1)	—	—	3DD	$(1)

Net (loss) income	$(4,801)	$(7,806)	$(31,901)		$(44,508)
Net loss per share of common stock - basic and diluted	$(0.05)
Weighted average shares of common stock outstanding - basic	100,176,295
Weighted average shares of common stock outstanding - diluted	100,176,295
Net loss per share - Class A common stock redeemable shares - basic and diluted		$(0.29)			$(0.12)
Weighted average shares outstanding - Class A common stock redeemable shares - basic and diluted		20,481,452		4	321,964,058
Net loss per share - Class B - basic and diluted		$(0.29)
Weighted average shares outstanding - Class B - basic and diluted		6,207,710
Net loss per share - Class V - basic and diluted					$(0.12)
Weighted average shares outstanding - Class V - basic and diluted				4	48,450,639

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS—(Continued)

(in thousands, except share and per share data)

	Year Ended December 31, 2020				Year Ended December 31, 2020
	Dave, Inc. (Historical)	VPC Impact Acquisition Holdings III, Inc. (Historical) (1)	Transaction Accounting Adjustments		Pro Forma Combined
	As Restated
Operating Revenues:
Service based revenue, net	$120,595	$—			$120,595
Transaction based revenue, net	1,201	—			1,201

Total operating revenue, net	121,796	—	—		121,796

Operating expenses:
Provision for unrecoverable advances	25,539	—			25,539
Processing and servicing fees	21,646	—			21,646
Advertising and marketing	38,019	—			38,019
Compensation and benefits	22,210	—	4,235	3EE	26,445
Other operating expenses	15,763	—	10,832	3CC	26,595

Total operating expenses	123,177	—	15,067		138,244

Other (income) expense:
Interest income	(409)	—	272	3GG	(137)
Interest expense	17	—	(17)	3BB	—
Legal settlement and litigation expenses	4,467	—			4,467
Other strategic financing and transactional expenses	1,356	—			1,356

Total other expense, net	5,431	—	255		5,686

Loss before provision for income taxes	(6,812)	—	(15,322)		(22,134)
Provision for income taxes	145	—	—	3DD	145

Net loss	$(6,957)	$—	$(15,322)		$(22,279)
Net loss per share of common stock - basic and diluted	$(0.08)
Weighted average shares of common stock outstanding - basic and diluted	90,986,048
Net loss per share - Class A common stock redeemable shares - basic and diluted		$—			$(0.06)
redeemable shares - basic and diluted		—		4	321,964,058
Net loss per share - Class B - basic and diluted		$—
Weighted average shares outstanding - Class B - basic and diluted		—
Net loss per share - Class V - basic and diluted		$—			$(0.06)
Weighted average shares outstanding - Class V - basic and diluted		—		4	48,450,639

(1)	As VPCC’s date of inception is January 14, 2021, no statement of operations data exists for the year ended December 31, 2020.

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

NOTE 1—BASIS OF PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VPCC will be treated as the “accounting acquiree” and Legacy Dave as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Legacy Dave issuing shares for the net assets of VPCC, followed by a recapitalization. The net assets of VPCC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Dave.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, assumes that the Business Combination and related Transactions occurred on September 30, 2021. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020, gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Legacy Dave is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related Transactions are based on certain currently available information and certain assumptions and methodologies that Dave believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Dave believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of VPCC and Legacy Dave.

NOTE 2—ACCOUNTING POLICIES AND RECLASSIFICATIONS

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align VPCC’s financial statement presentation with that of Legacy Dave.

NOTE 3—ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related Transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Dave has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Legacy Dave and VPCC have not had any historical relationship prior to the Business Combination. Affiliates of VPCC are lenders to Legacy Dave, however, there is no effect on the pro forma adjustments. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented. Dave has not reflected the income tax benefit in the pro forma statement of operations, as Dave does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Founder Holder Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Legacy Dave’s shares outstanding, assuming the Business Combination and related Transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the reclassification of $253.8 million held in the Trust Account to cash and cash equivalents.

(B)	Reflects the reduction in cash and VPCC’s APIC in the amount of $224.2 million related to the redemptions.

(C)	Reflects the reclassification of VPCC’s Common Stock subject to possible redemption into permanent equity.

(D)

Reflects cash proceeds from the concurrent PIPE Investment in the amount of $195.0 million and corresponding offset to APIC, excluding the $15.0 million PIPE prefunding with Alameda Research. The total PIPE Investment including the prefunding is $210.0 million.

(E)

Reflects the conversion of approximately $0.7 million of Legacy Dave convertible notes and approximately $0.02 million of accrued interest into fully vested shares of Company Common Stock. Using an exchange ratio of 1.354387513, the $0.72 million of Legacy Dave liabilities converted into approximately 225,331 shares of Company Common Stock upon the consummation of the Business Combination.

(F)	Reflects the conversion of the Legacy Dave Preferred Stock into Company Common Stock in accordance with the Business Combination Agreement.

(G)	Reflects the elimination of VPCC’s retained earnings and Legacy Dave’s par value of common shares upon consummation of the Business Combination.

(H)

Reflects an adjustment of approximately $29.0 million to reduce cash and approximately $3.5 million to reduce deferred offering costs for transaction costs incurred by VPCC and Legacy Dave in relation to the Business Combination and PIPE Investment, including advisory, banking, printing, legal and accounting services. As part of the Business Combination, approximately $10.8 million was expensed and recorded in accumulated deficit, and the remaining approximately $21.7 million was determined to be equity issuance costs and offset to APIC.

(I)

Reflects the conversion of approximately $14.6 million of Legacy Dave notes payable held at fair value related to the amended PIPE subscription agreement in August 2021 with Alameda Research into fully vested shares of Company Common Stock.

(J)

Reflects compensation expense of approximately $1.7 million recorded in additional-paid-in-capital and offset to accumulated deficit, related to Mr. Wilk’s stock options expected to vest upon closing of the Business Combination. The value of the stock options was estimated using a Monte Carlo simulation. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The options were granted in nine tranches each of which contain service, market and performance conditions. Vesting commences on the grant date, however, no compensation charges are recognized until the performance condition is probable upon the completion of the Business Combination. On the date of the Business Combination, there is a cumulative expense for the amount vested between the grant date and the date of the Business Combination. The cumulative stock-based compensation expense as of the date of the Business Combination was $1.9 million. See Note (EE) for further details.

(K)

Reflects the exercise of Legacy Dave call options in exchange for the forgiveness of the related loans to stockholders of approximately $14.5 million and related accrued interest receivable of $0.6 million. Dave reclassified the loan and derivative asset of approximately $33.5 million to APIC. See Note (FF) for further details.

(L)

Reflects the net share settlement of 1,664,394 Legacy Dave warrants issued in connection with the senior secured debt facility into 332,876 shares immediately prior to the Business Combination. Using an exchange ratio of 1.354387513, the shares converted into approximately 450,843 Company Common Stock on a post combination basis. The cashless exercise is treated as a reclassification of the warrant liability of $3.6 million to APIC, with no repurchase of common stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Elimination of interest income and unrealized gain on the Trust Account.

(BB)

Elimination of interest expense of $0.009 million for the nine months ended September 30, 2021 and $0.02 million for the year ended December 31, 2020 related to Legacy Dave convertible debt that converted to Company Common Stock upon the closing of the Business Combination.

(CC)

Reflects the transaction costs of $10.8 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)

The net effect of all adjustments impacting the pro forma statement of operations results in a reduction of the income tax benefit of approximately $6.7 million for the nine months ended September 30, 2021 and approximately $3.2 million for the year ended December 31, 2020 based on the application of the blended statutory tax rate of 21%. However, Dave has not reflected the income tax benefit in the pro forma statement of operations, as Dave does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

(EE)

Reflects estimated compensation expense related to Mr. Wilk’s stock options. The value of the stock options was estimated using a Monte Carlo simulation. This model requires the input of certain assumptions, including the risk-free interest rate, volatility, dividend yield and expected life. The options were granted in nine tranches each of which contain service, market and performance conditions. Vesting commences on the grant date, however, no compensation charges are recognized until the performance condition is probable upon the completion of the Business Combination. On the date of the Business Combination, there is a cumulative expense for the amount vested between the grant date and the date of the Business Combination. Stock-based compensation expense for the nine months ended September 30, 2021 was approximately $1.7 million and approximately $4.2 million for the year ended December 31, 2020, inclusive of a cumulative expense of approximately $1.9 million. The cumulative expense recognized is a non-recurring item. See NOTE (J) for further details. This is a non-recurring item.

(FF)

Reflects the elimination of historical changes in fair value of the call option of approximately $33.0 million for the nine months ended September 30, 2021 and nil for the year ended December 31, 2020. This is a non-recurring item.

(GG)

Elimination of interest income from the loans to stockholders related to the call option of approximately $0.2 million for the nine months ended September 30, 2021 and approximately $0.3 million for the year ended December 31, 2020.

(HH)

Reflects the elimination of historical changes in fair value of the Legacy Dave warrant of approximately $3.5 million for the nine months ended September 30, 2021 and nil for the year ended December 31, 2020 upon exercise of the warrant immediately prior to the closing of the Business Combination. This is a non-recurring item.

(II)

Reflects the elimination of historical changes in fair value of the Legacy Dave Note Payable of approximately $0.4 million for the nine months ended September 30, 2021 and nil for the year ended December 31, 2020.

NOTE 4—EARNINGS PER SHARE

Represents the net earnings per share calculated under the two-class method using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Investment, assuming the shares were outstanding since January 1, 2020. VPCC used the two-class method to compute net income per common share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Business Combination and PIPE Investment are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and PIPE Investment have been outstanding for the entire period presented. Additionally, this calculation has been retroactively adjusted to eliminate the number of redeemed shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2021:

	(in thousands, except share data)
	Redemptions
Stockholders	Class A Shares	Class V Shares
Numerator
Net loss (in thousands)	$(38,686)	$(5,822)
Denominator (1)
Former Dave stockholders and preferred stockholders	294,198,502	48,450,639
VPCC sponsor shares (2)	3,806,491	—
VPCC public stockholders	2,959,065	—
PIPE Investment	21,000,000	—

Total shares of Dave common stock outstanding at closing of the Transaction	321,964,058	48,450,639
Net loss per share
Basic and diluted	$(0.12)	$(0.12)

(1)	The denominator excludes the effect of the Founder Holder Earnout Shares due to the uncertainty related to the market vesting conditions.
(2)	Gives effect to the Founder Holders’ forfeiture of an aggregate of 951,622 shares of VPCC’s Class B common stock as the net redemption percentage exceeded 35% per the Business Combination Agreement.

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2020:

	(in thousands, except share data)
Stockholders	Class A Shares	Class V Shares
Numerator
Net loss (in thousands)	$(19,365)	$(2,914)
Denominator (1)
Former Dave stockholders and preferred stockholders	294,198,502	48,450,639
VPCC sponsor shares (2)	3,806,491	—
VPCC public stockholders	2,959,065	—
PIPE Investment	21,000,000	—

Total shares of Dave common stock outstanding at closing of the Transaction	321,964,058	48,450,639
Net loss per share
Basic and diluted	$(0.06)	$(0.06)

(1)	The denominator excludes the effect of the Founder Holder Earnout Shares due to the uncertainty related to the market vesting conditions.
(2)	Gives effect to the Founder Holders’ forfeiture of an aggregate of 951,622 shares of VPCC’s Class B common stock as the net redemption percentage exceeded 35% per the Business Combination Agreement.

VPCC had 6,344,150 Public Warrants and 5,100,214 Private Warrants outstanding as of September 30, 2021 which were converted into 6,344,150 Dave Public Warrants and 5,100,214 Dave Private Warrants (collectively, the “Warrants”). Each Warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per one share. These Warrants are not exercisable until 30 days after the closing of the Business Combination. As the Company is in a loss position in 2021, any shares issued upon exercise of these Warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

Legacy Dave had Legacy Dave Warrants outstanding as of September 30, 2021. The Legacy Dave Warrants were exercisable for a variable number of shares determined by a fixed percentage of the outstanding equity upon achievement of specified thresholds of the aggregate amount of delayed draw term loans funded by the lenders. The 1,664,394 Legacy Dave Warrants were share settled immediately prior to Closing and are reflected in the table above. See Note (L) above for further details.

There were 33,057,116 Dave Options outstanding immediately after the Business Combination. As the Company is in a loss position in 2021, any shares issued upon exercise of these Dave Options would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.